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                                                                    Exhibit 3(b)

STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com


                                 April 26, 2001

VIA EDGAR
---------

Board of Directors
GE Life and Annuity Assurance Company
6610 West Broad Street
Richmond, VA 23230

          Re:   GE Life & Annuity Separate Account II
                -------------------------------------

Ladies and Gentlemen:

          We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of the Post-Effective Amendment No. 4 to the Registration Statement on Form S-6 filed by GE Life & Annuity Separate Account II for certain variable life insurance contracts (File
No. 333-32071). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Very truly yours,

                              SUTHERLAND ASBILL & BRENNAN LLP



                              By: /s/ Stephen E. Roth
                                  -------------------
                                  Stephen E. Roth